Exhibit 10.1

HERCULES OFFSHORE, INC.

AMENDED AND RESTATED

2004 LONG-TERM INCENTIVE PLAN

Second Amendment

Hercules Offshore, Inc. (the “Company”) has previously established the Amended and Restated Hercules Offshore, Inc. 2004 Long-Term Incentive Plan, as most recently amended and restated effective as of May 10, 2011 (the “Plan”). The Company hereby amends the Plan effective as of February 13, 2012, as follows:

1.	Section 5(c) of the Plan shall be amended and replaced in its entirety as follows:

“(c) The Committee and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan.”

HERCULES OFFSHORE, INC.

By:	/s/ James W. Noe
Name:	James W. Noe
Title:	Senior Vice President, General Counsel and Chief Compliance Officer